===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): February 8, 1998




                                 CVS CORPORATION
-------------------------------------------------------------------------------
                 (Exact Name of Registrant as Specified in its Charter)



      Delaware                    1-1011                    05-0494040
------------------             ------------              ----------------
(State or Other            (Commission File Number)       (IRS Employer
 Jurisdiction of                                         Identification No.)
  Incorporation)





            1 CVS Drive
     Woonsocket, Rhode Island                               02895
--------------------------------                   -------------------------
 (Address of Principal Executive Offices)                 (Zip Code)





                                 (401) 765-1500
 ------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




  ----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



================================================================================

     ITEM 5.        Other Events.

     On February 8, 1998, CVS Corporation, a Delaware corporation ("CVS"), Arbor Drugs, Inc., a Michigan corporation ("Arbor"), and Red Acquisition, Inc., a Michigan corporation and a wholly-owned direct subsidiary of CVS ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Arbor, with Arbor to be the surviving corporation of such merger (the "Merger"), and as a result of the Merger, Arbor will become a wholly-owned subsidiary of CVS. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.01 per share (the "Arbor Common Stock"), of Arbor (other than shares held by CVS or any subsidiary of CVS) will be converted into the right to receive that number (the "Exchange Ratio") of shares of common stock, par value $0.01 per share ("CVS Common Stock"), equal to the quotient obtained by dividing $23 by the average closing price of CVS Common Stock during ten trading days randomly selected by lot out of the twenty trading days ending on the fifth trading day preceding the closing date; provided that the Exchange Ratio will not be more than 0.3660 of a share or less than 0.3182 of a share.

     In connection with the execution of the Merger Agreement, Eugene Applebaum, his wife and certain family trusts for which Mrs. Applebaum serves as trustee (the "Applebaum Shareholders") entered into an Option and Voting Agreement with CVS. Pursuant to the agreement, the Applebaum Shareholders, the beneficial owners of approximately 24% of the outstanding Arbor Common Stock, agreed to vote their shares in favor of the approval and adoption of the Merger Agreement and granted CVS an option, exercisable under certain circumstances, to purchase their shares of Arbor Common Stock.

     Copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A joint press release announcing the entering into of the Merger Agreement was issued on February 9, 1998. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

     ITEM 7(c).  Exhibits.

     Exhibit 2.1 Agreement and Plan of Merger dated as of February 8, 1998 among CVS Corporation, Arbor Drugs, Inc. and Red Acquisition, Inc. (Schedules and Exhibits omitted)

     Exhibit 99.1        Joint Press Release dated February 9, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CVS CORPORATION


Dated: February 10, 1998               By: /s/ Charles Conaway
                                           -------------------
                                            Name:  Charles Conaway
                                            Title: Chief Financial Officer

                                INDEX TO EXHIBITS




                                                                   Sequential
Exhibit No.                         Description                     Page No.
---------------         ---------------------------------         -------------

Exhibit 2.1 Agreement and Plan of Merger dated as of February 8, 1998 among CVS Corporation, Arbor Drugs, Inc. and Red Acquisition, Inc. (Schedules and Exhibits omitted)

Exhibit 99.1        Joint Press Release dated February 9, 1998